Exhibit 99.1

PRESS RELEASE                                                                     SOURCE: WPCS International Incorporated

WPCS Reports Q3 Results

EXTON, PA — (PR Newswire-First Call) - March 22, 2006 - NASDAQ: WPCS - News) WPCS International Incorporated (WPCS), a leader in design-build engineering services for specialty communication systems and wireless infrastructure, today reported its financial results for the third quarter ended January 31, 2006. In addition, the Company announced that it intends to restate its financial statements for the third fiscal quarter and year ended FY2005 and the first two quarters of FY2006 as a result of accounting pronouncement EITF 00-19. The restatement is a non-cash event and will have no impact to the company’s operations, cash flows or cash resources.

For the quarter ended January 31, 2006, WPCS reported total revenue of approximately $11.8 million compared to $11.4 million for the same period a year ago. For the third quarter of FY2006, non-GAAP net income was approximately $666,000 or $0.16 per diluted share, compared to non-GAAP net income of approximately $103,000 or $0.03 per diluted share for the same period last year.

For the nine months ended January 31, 2006, WPCS reported total revenue of approximately $38.2 million compared to $29.0 million for the same period a year ago, which represents an increase of 32%. For the nine months ended January 31, 2006, non-GAAP net income was approximately $1.8 million or $0.45 per diluted share, compared to non-GAAP net income of approximately $210,000 or $0.09 per diluted share. Therefore, we reaffirm our original guidance of $0.58 per share for fiscal year 2006 on a  non-GAAP basis.

From a GAAP perspective, for the third quarter of FY2006, the company reported a net loss of approximately $9.0 million or $2.26 per share, which is attributed to approximately $9.7 million of non-cash charges related to accounting for warrant liabilities under EITF 00-19. For the same period in the prior year, the reported net loss was $738,000 or $0.21 per share, which included approximately $840,000 of non-cash charges related to EITF 00-19. The increase in the non-cash charge between periods is due primarily to the increase in our stock price.

For the nine months of FY2006, the company reported a net loss of approximately $9.6 million or $2.48 per share, which is attributed to approximately $11.4 million of non-cash charges related to accounting for warrant liabilities under EITF 00-19. For the same period in the prior year, the reported net loss was $630,000 or $0.27 per share, which included approximately $840,000 of non-cash charges related to EITF 00-19.

For the three months of FY2006, EBITDA, or earnings before interest, income taxes, loss on fair value of warrants, depreciation and amortization was approximately $1.4 million, compared to $382,000 for the same period in the prior year. For the nine months ended January 31, 2006, EBITDA was approximately $3.7 million, compared to $821,000 for the same period in the prior year.

Andrew Hidalgo, CEO of WPCS, stated: “This has been a successful quarter in many aspects. The company continues to deliver profitable operating results and the third quarter ended January 31, 2006 produced a six fold increase in net income from a year ago, excluding the non-cash charges from EITF 00-19. In addition, the company produced a gross margin of 30.1% up from 19.5% from a year ago. Also, the company received approximately $3.2 million of net cash proceeds from the exercise of warrants and generated $2.9 million in cash from operations, which helped bring our cash position at the end of the quarter to $7.3 million. The cash proceeds from the warrants and the increased cash from operations has strengthened our financial position considerably. The market for our engineering services remains robust with our backlog at $19.7 million and our active bids at $38.6 million as of January 31, 2006. This is an exciting time for WPCS as we continue to strive towards building value for our shareholders.”

WPCS today also announced that it will restate its financial statements on Form 10-KSB for the year ended April 30, 2005, and Forms 10-QSB for the interim periods ended 1/31/2005, 7/31/2005 and 10/31/2005. These changes are a result of revisions to its accounting treatment under EITF 00-19 for certain common stock and warrants to purchase common stock with associated registration rights, related to a November 2004 equity financing transaction. The SEC has recently announced its position for the accounting for common stock and warrants with registration rights under EITF 00-19. The SEC concluded that common stock and warrant transactions containing registration rights where liquidated damages could be required to be paid if the issuer fails to maintain an effective registration statement should be recorded as temporary equity and warrant liability until the registration rights are satisfied. The restatement is a non-cash event and will have no impact on the company’s operations, cash flows or cash position.

WPCS evaluated the SEC’s recent interpretation of EITF 00-19 as it relates to these common shares and warrants subject to registration rights and concluded that the accounting treatment for these common shares and warrants needed to be revised. Since their issuance, WPCS has historically reported the transaction in the shareholders’ equity section of the company’s balance sheet. In accordance with the SEC’s guidance, the company has now determined that the common stock and warrants with registration rights should be recorded as temporary equity and warrant liability instead of stockholders’ equity, due to the potential liquidated damage cash penalties if WPCS were not to keep the shares and warrants registered. However, WPCS has always been in compliance with all the terms of the investment agreement including maintaining the effectiveness of the registration statement related to the shares and warrants.

As a result, as of April 30, 2005, WPCS reclassified approximately $5.7 million of common stock subject to registration rights from shareholders’ equity to temporary equity. During fiscal 2006, certain of these common shares were sold by the investors, relieving WPCS of any further registration rights obligation, resulting in approximately $2.1 million remaining in temporary equity at January 31, 2006.

In addition, EITF 00-19 requires that the fair value of the warrants be recorded as a liability, with an offsetting reduction to shareholders’ equity. Each quarter, the fair value of the warrant liability is re-measured, and the change in the value reported as a non-cash charge or credit to earnings. Due principally to the increase in our stock price, the fair value of this liability has increased, resulting in non-cash charges of approximately $9.7 million and $11.4 million for the three and nine months ended January 31, 2006, respectively. Through January 31, 2006, WPCS has received approximately $3.2 million in net proceeds from the exercise of warrants and currently has approximately 1,718,000 warrants outstanding priced at $8.40 per warrant expiring in November 2009, subject to registration rights.

Mr. Hidalgo continued: “Although the SEC announcement was generally issued to all public companies and although WPCS was not asked directly by the SEC to comply with this accounting pronouncement, we chose to comply with this SEC interpretation immediately. Again, the management team wishes to stress that the non-cash charges have no impact on the operations, cash flows or cash position of the company.”

A reminder that WPCS’s conference call and webcast to discuss third quarter fiscal 2006 results, the implications of accounting pronouncement EITF-0019 and to discuss building shareholder value going forward will take place today Wednesday, March 22, 2006 at 5:00 PM Eastern Standard Time. In addition, through a moderator, participants will be allowed to ask questions following the discussion. The third quarter conference call can be accessed live telephonically by dialing 1-800-362-0571. Please enter confirmation code WPCS. A replay of the call will be available approximately two hours after the call ends. The replay number is 1-888-562-2815. Please enter confirmation code WPCS. You may also access the call through the following link:

http://www.videonewswire.com/event.asp?id=32930

About Non-GAAP Financial Information:

Certain of the information set forth herein, including non-GAAP net income and EPS, and EBITDA are considered non-GAAP financial measures. The Company believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow and liquidity. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

About WPCS International Incorporated:

WPCS provides design-build engineering services for specialty communication systems and wireless infrastructure including site design, product integration, trenching, electrical work, structured cabling, testing and project management. The company has an extensive customer base that includes corporations, government entities and educational institutions. For more information, please visit the website at www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

Condensed consolidated statements of operations, condensed consolidated balance sheets, and the reconciliation of non-GAAP financial measures follow.

Contact:

Heather Tocket / Corporate Communications Manager
WPCS International Incorporated
610-903-0400 x102
ir@wpcs.com

WPCS INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2006	2005	2006	2005
		(Notes 1 and 2)		(Notes 1and 2)

REVENUE	$11,821,189	$11,440,977	$38,243,071	$29,015,396

COSTS AND EXPENSES:
Cost of revenue	8,257,514	9,213,700	27,726,737	23,437,998
Selling, general and administrative expenses	2,204,838	1,845,166	6,820,446	4,756,278
Depreciation and amortization	212,334	183,745	633,394	430,438

Total costs and expenses	10,674,686	11,242,611	35,180,577	28,624,714

OPERATING INCOME	1,146,503	198,366	3,062,494	390,682

OTHER EXPENSE:
Interest expense	47,396	5,862	142,196	18,625
Loss on fair value of warrants	9,678,732	840,499	11,406,414	840,499

LOSS BEFORE INCOME TAX PROVISION	(8,579,625)	(647,995)	(8,486,116)	(468,442)

Income tax provision	432,665	89,841	1,153,773	161,736

NET LOSS	($9,012,290)	($737,836)	($9,639,889)	($630,178)

Basic and diluted net loss per common share	($2.26)	($0.21)	($2.48)	($0.27)

Basic and diluted weighted average number of common shares outstanding	3,995,768	3,458,516	3,890,382	2,311,171

WPCS INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	January 31,	April 30,
ASSETS	2006	2005
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$7,336,885	$989,252
Accounts receivable, net of allowance of $93,786 and $75,786 at January 31, 2006 and April 30, 2005, respectively	10,002,658	9,907,316
Costs and estimated earnings in excess of billings on uncompleted contracts	1,205,748	908,955
Inventory	958,402	885,624
Prepaid expenses and other current assets	491,624	536,331
Deferred income taxes	91,000	112,000
Total current assets	20,086,317	13,339,478

PROPERTY AND EQUIPMENT, net	1,402,413	1,560,271

CUSTOMER LISTS, net	935,138	1,158,388

GOODWILL	14,239,918	13,961,642

DEBT ISSUANCE COSTS, net	124,178	-

OTHER ASSETS	102,640	156,932

Total assets	$36,890,604	$30,176,711

WPCS INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)

	January 31,	April 30,
LIABILITIES AND SHAREHOLDERS' EQUITY	2006	2005
	(Unaudited)	(Notes 1 and 2)
CURRENT LIABILITIES:
Borrowings under line of credit	$-	$382,281
Current portion of capital lease obligation	-	2,073
Current portion of loans payable	225,010	187,420
Accounts payable and accrued expenses	4,029,277	5,338,813
Billings in excess of costs and estimated earnings on uncompleted contracts	2,014,764	1,204,491
Due to shareholders	58,260	915,290
Income taxes payable	512,564	24,790
Deferred income taxes	193,000	139,000
Total current liabilities	7,032,875	8,194,158

Borrowings under line of credit	3,000,000	-
Loans payable, net of current portion	355,751	261,455
Due to shareholders, net of current portion	856,740	927,005
Deferred income taxes	337,000	439,000
Warrant liability	11,296,669	1,994,570
Total liabilities	22,879,035	11,816,188

COMMITMENTS AND CONTINGENCIES

COMMON STOCK WITH REGISTRATION RIGHTS:
Common Stock subject to continuing registration, $0.0001 par value, 752,568 and
2,083,887 shares issued and outstanding at January 31, 2006 and April 30, 2005, respectively	2,069,106	5,732,116

SHAREHOLDERS' EQUITY:
Preferred Stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-

Common Stock - $0.0001 par value, 75,000,000 shares authorized, 3,498,668 and 1,737,498 shares issued and outstanding at January 31, 2006 and April 30, 2005, respectively	350	174
Additional paid-in capital	20,920,268	11,966,499
(Accumulated deficit) retained earnings	(8,978,155)	661,734

Total shareholders' equity	11,942,463	12,628,407

Total liabilities and shareholders' equity	$36,890,604	$30,176,711

Note 1. Reflects the retroactive effect of the January 10, 2005 one-for-twelve reverse stock split.

Note 2. Certain reclassifications have been made to prior period financial statements to conform to current presentation.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(1) Reconciliation of Non-GAAP Net Income:

Non-GAAP net income is defined as net income (loss), as reported plus non-cash loss on fair value of warrants. Our measure of non-GAAP net income may not be comparable to similarly titled measures of other companies. The loss on fair market value of warrants represents the non-cash change in the fair value of certain warrants during the period. This non-cash loss has no impact on our cash flows or cash resources.

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2006	2005	2006	2005

NET LOSS, as reported	($9,012,290)	($737,836)	($9,639,889)	($630,178)

Plus: Loss on fair value of warrants	9,678,732	840,499	11,406,414	840,499

NET INCOME, Non-GAAP	$666,442	$102,663	$1,766,525	$210,321

Basic net income per common share	$0.17	$0.03	$0.45	$0.09

Diluted net income per common share	$0.16	$0.03	$0.45	$0.09

Basic weighted average number of common shares outstanding	3,995,768	3,458,516	3,890,382	2,311,171

Diluted weighted average number of common shares outstanding	4,213,261	3,462,575	3,923,068	2,355,155

(2) Reconciliation of net income per the Condensed Consolidated Statements of Operations to EBITDA:

EBITDA is defined as earnings before interest expense, income taxes, loss on fair value of warrants, and depreciation and amortization. Our measure of EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended January 31,		Nine Months Ended January 31,
	2006	2005	2006	2005

NET LOSS, as reported	($9,012,290)	($737,836)	($9,639,889)	($630,178)

Plus:
Income tax provision	432,665	89,841	1,153,773	161,736
Loss on fair value of warrants	9,678,732	840,499	11,406,414	840,499
Interest expense	47,396	5,862	142,196	18,625
Depreciation and amortization	212,334	183,745	633,394	430,438
EBITDA	$1,358,837	$382,111	$3,695,888	$821,120